Exhibit 99.1
STRYKER REPORTS SECOND QUARTER 2020 OPERATING RESULTS
Kalamazoo, Michigan - July 30, 2020 - Stryker (NYSE:SYK) reported operating results for the second quarter of 2020:
The response to the COVID-19 pandemic has included unprecedented measures to slow the spread of the virus taken by local governments and health care authorities globally, including the postponement of deferrable medical procedures and social contact restrictions, which have had a significant negative impact on Stryker’s operations and financial results.
Second Quarter Results

•	Reported net sales decreased 24.3% to $2.8 billion

•	Organic net sales decreased 24.0%

•	Reported operating loss margin of (0.7%)

•	Adjusted operating income margin(1) of 12.5%

•	Reported EPS decreased 117.5% to ($0.22)

•	Adjusted EPS(1) decreased 67.7% to $0.64

	Second Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	(29.9)%	(0.6)%	(29.3)%	—%	(29.3)%
MedSurg	(17.3)	(0.9)	(16.4)	0.6	(17.0)
Neurotechnology and Spine	(29.6)	(0.7)	(28.9)	1.0	(29.9)
Total	(24.3)%	(0.8)%	(23.5)%	0.5%	(24.0)%
"Our second quarter results were negatively impacted by COVID-19, but I am pleased with the resiliency and creativity that our team displayed in supporting our customers and continuing to advance our new product pipelines," said Kevin A. Lobo, Chairman and Chief Executive Officer. "We were encouraged to see increased sales momentum through the quarter and into July and are poised to capitalize on the broader resumption of deferrable surgeries."
Sales Analysis
Consolidated net sales were significantly negatively impacted by the global response to the COVID-19 pandemic, resulting in lower unit volume across all segments.
Consolidated net sales of $2.8 billion decreased 24.3% in the quarter and 23.5% in constant currency. Organic net sales decreased 24.0% in the quarter including 23.8% from decreased unit volume and 0.2% from lower prices.
Orthopaedics net sales of $0.9 billion decreased 29.9% in the quarter and 29.3% in constant currency. Organic net sales decreased 29.3% in the quarter including 28.1% from decreased unit volume and 1.2% from lower prices.
MedSurg net sales of $1.3 billion decreased 17.3% in the quarter and 16.4% in constant currency. Organic net sales decreased 17.0% in the quarter including 17.2% from decreased unit volume partially offset by 0.2% from higher prices.
Neurotechnology and Spine net sales of $0.5 billion decreased 29.6% in the quarter and 28.9% in constant currency. Organic net sales decreased 29.9% in the quarter including 30.4% from decreased unit volume partially offset by 0.5% from higher prices.
Earnings Analysis
Earnings were significantly negatively impacted by the global response to the COVID-19 pandemic. Reported net earnings (loss) of ($83) million decreased 117.3% in the quarter, including $170 million of charges related to certain in-process asset impairments and product line and other exit costs resulting from our decision to suspend certain investments due to pandemic-related constraints. Reported net earnings (loss) per diluted share of ($0.22) decreased 117.5% in the quarter. Reported gross profit margin and reported operating income (loss) margin were 56.0% and (0.7%) in the quarter. Adjusted gross profit margin(1) and adjusted operating income margin(1) were 57.3% and 12.5%. Adjusted net earnings(1) of $245 million decreased 67.4% in the quarter. Adjusted net earnings per diluted share(1) of $0.64 decreased 67.7% in the quarter.
2020 Outlook
The global response to the COVID-19 pandemic has had, and we expect will continue to have, a significant negative impact on Stryker’s operations and financial results. While we reported overall decreased unit volume in the quarter, most of our businesses saw gradual recoveries in the month of June 2020. Due to the uncertain scope and duration of the pandemic, and uncertain timing of global recovery and economic normalization, we are unable to estimate the overall impacts on our operations and financial results, which could be material. Accordingly, we will not be providing third quarter or full-year organic sales growth or earnings guidance for 2020.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income (loss) and operating income (loss) margin, net earnings (loss) and net earnings (loss) per diluted share, and other important information accompanies this press release.

Conference Call on Thursday, July 30, 2020
As previously announced, Stryker will host a conference call on Thursday, July 30, 2020 at 4:30 p.m., Eastern Time, to discuss the company's operating results for the quarter ended June 30, 2020 and provide an operational update.
To participate in the conference call dial (877) 702-4565 (domestic) or (647) 689-5532 (international) and be prepared to provide conference ID number 1335868 to the operator.
A simultaneous webcast of the call will be accessible via the company's website at www.stryker.com. The call will be archived on the Investor Relations page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Thursday, July 30, 2020, until 11:59 p.m., Eastern Time, on Friday, August 7, 2020. To hear this recording, you may dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and enter conference ID number 1335868.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the impact on our operations and financial results of the COVID-19 pandemic and any related policies and actions by governments or other third parties; the failure to satisfy any of the closing conditions to the acquisition of Wright Medical Group N.V. ("Wright"), including the receipt of any required regulatory clearances (and the risk that such clearances may result in the imposition of conditions that could adversely affect the expected benefits of the transaction); timing of the closing of the acquisition of Wright; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Wright; the effects of the proposed Wright transaction (or the announcement thereof) on the parties' relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Wright products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Wright; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.

For investor inquiries please contact:
Preston Wells, Vice President, Investor Relations at 269-385-2600 or preston.wells@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Communications, Public Affairs and Corporate Marketing at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

	Three Months			Six Months
	2020	2019	% Change	2020	2019	% Change
Net sales	$2,764	$3,650	(24.3)%	$6,352	$7,166	(11.4)%
Cost of sales	1,216	1,270	(4.3)	2,473	2,503	(1.2)
Gross profit	$1,548	$2,380	(35.0)%	$3,879	$4,663	(16.8)%
% of sales	56.0%	65.2%		61.1%	65.1%
Research, development and engineering expenses	233	246	(5.3)	487	471	3.4
Selling, general and administrative expenses	1,225	1,282	(4.4)	2,555	2,685	(4.8)
Recall charges	—	117	(100.0)	(6)	130	nm
Amortization of intangible assets	110	122	(9.8)	228	236	(3.4)
Total operating expenses	$1,568	$1,767	(11.3)%	$3,264	$3,522	(7.3)%
Operating income (loss)	$(20)	$613	(103.3)%	$615	$1,141	(46.1)%
% of sales	(0.7)%	16.8%		9.7%	15.9%
Other income (expense), net	(67)	(48)	39.6	(112)	(96)	16.7
Earnings (loss) before income taxes	$(87)	$565	(115.4)%	$503	$1,045	(51.9)%
Income taxes	(4)	85	(104.7)	93	153	(39.2)
Net earnings (loss)	$(83)	$480	(117.3)%	$410	$892	(54.0)%
Net earnings (loss) per share of common stock:
Basic	$(0.22)	$1.29	(117.1)%	$1.09	$2.39	(54.4)%
Diluted	$(0.22)	$1.26	(117.5)%	$1.08	$2.35	(54.0)%
Weighted-average shares outstanding (in millions):
Basic	375.5	373.9		375.1	373.6
Diluted	375.5	379.5		379.9	379.4

CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30	December 31
	2020	2019
Assets
Cash and cash equivalents	$6,539	$4,337
Marketable securities	80	88
Accounts receivable, net	2,203	2,893
Inventories	3,442	3,282
Prepaid expenses and other current assets	537	760
Total current assets	$12,801	$11,360
Property, plant and equipment, net	2,527	2,567
Goodwill and other intangibles, net	13,086	13,296
Noncurrent deferred income tax assets	1,570	1,575
Other noncurrent assets	1,499	1,369
Total assets	$31,483	$30,167
Liabilities and shareholders' equity
Current liabilities	$4,405	$4,400
Long-term debt, excluding current maturities	11,811	10,231
Income taxes	990	1,068
Other noncurrent liabilities	1,523	1,661
Shareholders' equity	12,754	12,807
Total liabilities and shareholders' equity	$31,483	$30,167

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months
	2020	2019
Operating activities
Net earnings	$410	$892
Depreciation	163	153
Amortization of intangible assets	228	236
Changes in operating assets, liabilities, income taxes payable and other, net	410	(454)
Net cash provided by operating activities	$1,211	$827
Investing activities
Acquisitions, net of cash acquired	$(26)	$(260)
Change in marketable securities, net	8	(3)
Purchases of property, plant and equipment	(253)	(287)
Other investing, net	(9)	—
Net cash used in investing activities	$(280)	$(550)
Financing activities
Borrowings (payments) of debt, net	$1,801	$(1,335)
Dividends paid	(431)	(390)
Repurchases of common stock	—	(307)
Other financing, net	(82)	(103)
Net cash provided by (used in) financing activities	$1,288	$(2,135)
Effect of exchange rate changes on cash and cash equivalents	(17)	(4)
Change in cash and cash equivalents	$2,202	$(1,862)

nm - not meaningful

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Six Months
			Percentage Change				Percentage Change
	2020	2019	As Reported	Constant Currency	2020	2019	As Reported	Constant Currency
Geographic:
United States	$1,966	$2,695	(27.0)%	(27.0)%	$4,609	$5,274	(12.6)%	(12.6)%
International	798	955	(16.5)	(13.6)	1,743	1,892	(7.9)	(4.8)
Total	$2,764	$3,650	(24.3)%	(23.5)%	$6,352	$7,166	(11.4)%	(10.6)%
Segment:
Orthopaedics	$894	$1,273	(29.9)%	(29.3)%	$2,116	$2,523	(16.2)%	(15.4)%
MedSurg	1,324	1,601	(17.3)	(16.4)	2,946	3,128	(5.8)	(5.0)
Neurotechnology and Spine	546	776	(29.6)	(28.9)	1,290	1,515	(14.8)	(14.1)
Total	$2,764	$3,650	(24.3)%	(23.5)%	$6,352	$7,166	(11.4)%	(10.6)%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2020	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$241	$440	(45.2)%	(44.7)%	(44.8)%	(46.2)%	(44.6)%
Hips	216	343	(37.1)	(36.3)	(35.9)	(39.2)	(37.1)
Trauma and Extremities	330	394	(16.4)	(15.6)	(17.8)	(13.9)	(11.8)
Other	107	96	10.2	10.4	21.3	(41.3)	(40.3)
	$894	$1,273	(29.9)%	(29.3)%	(28.8)%	(32.4)%	(30.4)%
MedSurg:
Instruments	$328	$504	(34.8)%	(34.2)%	(37.3)%	(25.1)%	(22.3)%
Endoscopy	316	480	(34.2)	(33.7)	(34.1)	(34.7)	(32.4)
Medical	632	542	16.6	18.4	5.4	60.3	69.1
Sustainability	48	75	(35.7)	(35.7)	(35.7)	nm	nm
	$1,324	$1,601	(17.3)%	(16.4)%	(22.0)%	2.1%	6.8%
Neurotechnology and Spine:
Neurotechnology	$369	$484	(23.8)%	(23.0)%	(32.4)%	(8.1)%	(5.8)%
Spine	177	292	(39.1)	(38.7)	(42.1)	(29.7)	(27.8)
	$546	$776	(29.6)%	(28.9)%	(36.4)%	(14.4)%	(12.2)%
Total	$2,764	$3,650	(24.3)%	(23.5)%	(27.0)%	(16.5)%	(13.6)%

	Six Months
					United States	International
			Percentage Change
	2020	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$673	$879	(23.5)%	(22.8)%	(22.3)%	(26.8)%	(24.4)%
Hips	532	679	(21.7)	(20.7)	(20.9)	(22.9)	(20.4)
Trauma and Extremities	722	790	(8.6)	(7.7)	(7.5)	(10.4)	(8.1)
Other	189	175	7.7	8.1	16.0	(28.3)	(26.5)
	$2,116	$2,523	(16.2)%	(15.4)%	(14.5)%	(19.8)%	(17.4)%
MedSurg:
Instruments	$841	$965	(12.8)%	(12.2)%	(13.7)%	(9.4)%	(6.3)%
Endoscopy	771	950	(18.9)	(18.3)	(18.7)	(19.6)	(16.7)
Medical	1,219	1,073	13.6	15.0	7.2	37.4	44.3
Sustainability	115	140	(17.8)	(17.8)	(17.7)	nm	nm
	$2,946	$3,128	(5.8)%	(5.0)%	(8.4)%	4.5%	8.9%
Neurotechnology and Spine:
Neurotechnology	$852	$953	(10.6)%	(9.8)%	(16.5)%	—%	2.4%
Spine	438	562	(22.0)	(21.4)	(24.4)	(14.2)	(11.8)
	$1,290	$1,515	(14.8)%	(14.1)%	(19.7)%	(4.0)%	(1.6)%
Total	$6,352	$7,166	(11.4)%	(10.6)%	(12.6)%	(7.9)%	(4.8)%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth; percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe that these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income (loss), other income (expense), net, effective income tax rate, net earnings (loss) and net earnings (loss) per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period, except for 4.3 million anti-dilutive shares excluded from reported net loss per dilutive share for the three months 2020.

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income (Loss)	Other income (expense), net	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$1,548	$1,225	$233	$(20)	$(67)	$(83)	4.6%	$(0.22)
Reported percent net sales	56.0%	44.3%	8.4%	(0.7)%	(2.4)%	(3.0)%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	3	—	—	3	—	1	(0.5)	—
Other acquisition and integration-related	—	(16)	—	16	—	12	(2.0)	0.03
Amortization of purchased intangible assets	—	—	—	110	—	88	(7.0)	0.23
Restructuring-related and other charges (b)	32	(178)	—	209	—	170	(10.7)	0.45
Medical device regulations (c)	—	—	(23)	22	—	18	(2.4)	0.05
Recall-related matters (d)	—	—	—	—	—	—	—	—
Regulatory and legal matters (e)	—	(5)	—	5	—	6	2.3	0.02
Tax matters (f)	—	—	—	—	7	33	30.1	0.08
Adjusted	$1,583	$1,026	$210	$345	$(60)	$245	14.4%	$0.64
Adjusted percent net sales	57.3%	37.1%	7.6%	12.5%	(2.2)%	8.9%

Three Months 2019	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,380	$1,282	$246	$613	$(48)	$480	15.0%	$1.26
Reported percent net sales	65.2%	35.1%	6.7%	16.8%	(1.3)%	13.2%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	14	—	—	14	—	10	0.3	0.03
Other acquisition and integration-related	—	(39)	—	39	—	30	0.6	0.08
Amortization of purchased intangible assets	—	—	—	122	—	98	0.9	0.26
Restructuring-related and other charges (b)	6	(36)	—	42	—	32	0.4	0.08
Medical device regulations (c)	1	—	(11)	12	—	9	0.2	0.03
Recall-related matters (d)	—	—	—	117	—	106	(1.4)	0.28
Regulatory and legal matters (e)	—	15	—	(15)	—	(14)	0.2	(0.04)
Tax matters (f)	—	—	—	—	—	1	(0.2)	—
Adjusted	$2,401	$1,222	$235	$944	$(48)	$752	16.0%	$1.98
Adjusted percent net sales	65.8%	33.5%	6.4%	25.9%	(1.3)%	20.6%

Six Months 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,879	$2,555	$487	$615	$(112)	$410	18.5%	$1.08
Reported percent net sales	61.1%	40.2%	7.7%	9.7%	(1.8)%	6.5%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	9	—	—	9	—	6	0.2	0.02
Other acquisition and integration-related	—	(47)	—	47	—	36	0.7	0.09
Amortization of purchased intangible assets	—	—	—	228	—	184	2.4	0.48
Restructuring-related and other charges (b)	36	(227)	—	263	—	212	2.6	0.56
Medical device regulations (c)	1	—	(46)	46	—	36	0.8	0.09
Recall-related matters (d)	—	—	—	(6)	—	(4)	(0.1)	(0.01)
Regulatory and legal matters (e)	—	(5)	—	5	—	6	(0.4)	0.02
Tax matters (f)	—	—	—	—	7	58	(10.4)	0.15
Adjusted	$3,925	$2,276	$441	$1,207	$(105)	$944	14.3%	$2.48
Adjusted percent net sales	61.8%	35.8%	6.9%	19.0%	(1.7)%	14.9%

Six Months 2019	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$4,663	$2,685	$471	$1,141	$(96)	$892	14.6%	$2.35
Reported percent net sales	65.1%	37.5%	6.6%	15.9%	(1.3)%	12.4%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	38	—	—	38	—	29	0.3	0.08
Other acquisition and integration-related	—	(153)	—	153	—	118	1.2	0.31
Amortization of purchased intangible assets	—	—	—	236	—	189	1.1	0.50
Restructuring-related and other charges (b)	11	(88)	—	98	—	82	0.1	0.21
Medical device regulations (c)	1	—	(18)	19	—	15	0.1	0.04
Recall-related matters (d)	—	—	—	130	—	116	(0.6)	0.31
Regulatory and legal matters (e)	—	(10)	—	10	—	5	0.3	0.01
Tax matters (f)	—	—	—	—	—	20	(1.9)	0.05
Adjusted	$4,713	$2,434	$453	$1,825	$(96)	$1,466	15.2%	$3.86
Adjusted percent net sales	65.8%	34.0%	6.3%	25.5%	(1.3)%	20.5%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)
Charges represent the costs associated with the termination of sales relationships in certain countries, workforce reductions, elimination of product lines, certain long-lived asset impairments and associated costs and other restructuring-related activities.

(c)
Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union and China.

(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve certain recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)
Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the Tax Cuts and Jobs Act of 2017, and the transfer of certain intellectual properties between tax jurisdictions.